UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Century Aluminum Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 16, 2004

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Century Aluminum Company (the “Company”) will be held at 9:00 a.m., local time, on Friday, July 16, 2004, at the Executive Offices of the Company, 2511 Garden Road, Suite 200, Monterey, California, for the following purposes:

1.	To elect two (2) directors to serve for a term of three (3) years expiring at the Annual Meeting of Stockholders to be held in 2007;

2.	To consider and act upon a proposal to amend the Company’s 1996 Stock Incentive Plan: (i) to extend the duration of the plan by five (5) years through February 28, 2011, and (ii) to increase the common stock reserved and available for issuance thereunder by 1,000,000 shares;

3.	To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 28, 2004, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Gerald J. Kitchen

Gerald J. Kitchen
Executive Vice President,
General Counsel,
Chief Administrative Officer
and Secretary

Monterey, California
June 18, 2004

YOUR VOTE IS IMPORTANT

If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

CENTURY ALUMINUM COMPANY

_________________

PROXY STATEMENT

________________

ANNUAL MEETING OF STOCKHOLDERS
July 16, 2004

General

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Century Aluminum Company, a Delaware corporation (the “Company”), of proxies for use at the Annual Meeting of Stockholders to be held on July 16, 2004, commencing at 9:00 a.m., local time, at the Executive Offices of the Company, 2511 Garden Road, Suite 200, Monterey, California, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

     The principal executive offices of the Company are located at 2511 Garden Road, Suite 200, Monterey, California 93940. The approximate mailing date of this Proxy Statement and the accompanying proxy card is June 18, 2004.

Voting Rights and Votes Required

     Only stockholders of record at the close of business on May 28, 2004, will be entitled to notice of and to vote at the Annual Meeting. As of such record date, the Company had outstanding 31,681,933 shares of common stock. Each stockholder is entitled to one vote for each share of common stock held. The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of a plurality of the shares of common stock present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the meeting and entitled to vote is required for the approval of each of the amendments to the Company’s 1996 Stock Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year. Shares represented by a properly signed proxy card received pursuant to this solicitation will be voted in accordance with the instructions thereon. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter will have the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     A stockholder may revoke a proxy at any time before it is exercised by submitting a later-dated proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of May 28, 2004 (except as otherwise noted) by: (i) each person known by the Company to be the beneficial owner of five percent or more of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table under the heading “Executive Compensation” below, and (iv) all directors and executive officers of the Company as a group.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)		Percentage of Class
Glencore International AG	9,320,089	(2)	29.4
David W. Beckley	122,418	(3)	*
Roman A. Bninski	23,500	(4)	*
Craig A. Davis	349,123	(5)	1.1
Robert E. Fishman	9,666	(6)	*
John C. Fontaine	23,750	(7)	*
E. Jack Gates	28,036	(8)	*
William R. Hampshire	20,400	(9)	*
Gerald J. Kitchen	125,764	(10)	*
Daniel J. Krofcheck	48,462	(11)	*
John P. O’Brien	22,000	(12)	*
Stuart M. Schreiber	19,000	(13)	*
Willy R. Strothotte	23,500	(14)	*
All directors and executive officers as a group (14 persons)	856,561	(15)	2.7

*	Less than one percent.

(1)	Each individual or entity has sole voting and investment power, except as otherwise indicated.

(2)	Based upon information set forth in a Schedule 13D filing dated May 25, 2004, Glencore International AG beneficially owns such shares through its subsidiary, Glencore AG. The business address of each of Glencore International AG and Glencore AG is Baarermattstrasse 3, P.O. Box 777, CH 6341, Baar, Switzerland.

(3)	Includes 80,000 shares which are subject to presently exercisable options.

(4)	Includes 23,500 shares which are subject to options presently exercisable or exercisable within 60 days.

(5)	Includes 150,000 shares which are subject to presently exercisable options. Excludes 9,320,089 shares beneficially owned by Glencore International AG, of which Mr. Davis is a director.

(6)	Includes 9,666 shares which are subject to options presently exercisable or exercisable within 60 days.

(7)	Includes 23,500 shares which are subject to options presently exercisable or exercisable within 60 days. Also includes 250 shares Mr. Fontaine owns jointly with his wife.

(8)	Includes 20,000 shares which are subject to presently exercisable options.

(9)	Includes 7,500 shares which are subject to options presently exercisable or exercisable within 60 days. Also includes 5,400 shares owned by Mr. Hampshire’s wife.

(10)	Includes 61,666 shares which are subject to options presently exercisable.

(11)	Includes 10,000 shares which are subject to presently exercisable options.

(12)	Includes 17,000 shares which are subject to options presently exercisable or exercisable within 60 days.

(13)	Includes 19,000 shares which are subject to options presently exercisable or exercisable within 60 days.

(14)	Includes 23,500 shares which are subject to options presently exercisable or exercisable within 60 days. Excludes 9,320,089 shares beneficially owned by Glencore International AG, of which Mr. Strothotte serves as Chairman.

(15)	Includes 454,499 shares which are subject to options presently exercisable or exercisable within 60 days. Excludes 9,320,089 shares beneficially owned by Glencore International AG.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Company’s Board of Directors consists of eight members, divided into three classes: Class I, Class II and Class III. Directors in each such class are elected to serve for three-year terms, with each class standing for election in successive years. At the Annual Meeting, two (2) Class II Directors will be elected to serve until the third succeeding Annual Meeting of the Stockholders of the Company in 2007. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” the election as director of each of the nominees identified below. In the event that any nominee declines or is unable to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. Each of the nominees hereinafter named has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will not be available to serve. Set forth below is certain information concerning the two nominees for election and the other directors of the Company with unexpired terms of office. Each nominee is currently a director of the Company.

Nominees for Election of Class II Directors with Terms to Expire in 2007

		Business Experience and Principal Occupation or	Director
Name and Age		Employment During Past 5 Years; Other Directorships	Since
John C. Fontaine(1)(2)(3)(5)	72	Of Counsel, law firm of Hughes Hubbard & Reed LLP since January 2000 and partner from July 1997 to December 1999; President of Knight-Ridder, Inc. from July 1995 to July 1997; Chairman of the Samuel H. Kress Foundation; Trustee of the National Gallery of Art.	1996

John P. O’Brien (1)(2)(3)(4)(5)	62	Managing Director of Inglewood Associates Inc. since 1990; Chairman of Allied Construction Products since March 1993; Director of Oglebay Norton Company since April 2003; Director of International Total Services, Inc. from August 1999 to January 2003; Director of American Italian Pasta Company from March 1997 to November 2002; Chairman and CEO of Jeffrey Mining Products L.P. from October 1995 to June 1999.	2000

Class III Directors with Terms to Expire in 2005

		Business Experience and Principal Occupation or	Director
Name and Age		Employment During Past 5 Years; Other Directorships	Since
Craig A. Davis	63	Our Chief Executive Officer since October 15, 2003; our Chairman of the Board since August 1995; our Chairman and Chief Executive Officer from August 1995 to December 2002; Director of Glencore International AG since December 1993 and Executive of Glencore from September 1990 to June 1996.	1995

Robert E. Fishman, Ph.D.(1)(3)	52	Senior Vice President of Calpine Corporation since 2001; President of PB Power, Inc. from 1998 to 2001 and Senior Vice President from 1991 to 1998.	2002

William R. Hampshire(1)(2)	76	Our Vice-Chairman of the Board since August 1995; independent consultant since 1990; former President and Chief Executive Officer of Howmet Aluminum Corporation.	1995

Class I Directors with Terms to Expire in 2006

		Business Experience and Principal Occupation or	Director
Name and Age		Employment During Past 5 Years; Other Directorships	Since
Roman A. Bninski(1)	58	Partner, law firm of Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York since 1984.	1996

Stuart M. Schreiber	50	Founder and Managing Director of Integis, Inc. since 1997; former partner of Heidrick & Struggles from 1988 to 1997.	1999

Willy R. Strothotte(5)(6)	60	Chairman of the Board of Glencore International AG since 1994 and Chief Executive Officer from 1993 to December 2001; Chairman of the Board of Xstrata AG (formerly Südelektra Holding AG) since 1990.	1996

(1)	Independent director under NASD Marketplace Rule 4200(a)(15).

(2)	Member of Compensation Committee.

(3)	Member of Audit Committee.

(4)	Audit committee financial expert.

(5)	Member of Nominating Committee.

(6)	Mr. Strothotte was designated to serve as one of the Company’s directors by Glencore International AG.

Board and Committee Meetings; Directors’ Compensation; Communication with Directors

     The entire Board of Directors met five times during 2003. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of any Board Committee on which such director served.

     Independent Directors

     The Board of Directors has determined that each of Roman A. Bninski, Robert E. Fishman, John C. Fontaine, William R. Hampshire and John P. O’Brien is “independent “ as such term is defined under National Association of Securities Dealers (“NASD”) Marketplace Rule 4200(a)(15). In accordance with NASDAQ corporate governance standards effective on the date of the Company’s 2004 Annual Meeting, the independent directors will meet in executive session without the presence of management no fewer than two (2) times each year.

     Audit Committee

     In accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s Board of Directors has established an Audit Committee comprised of Messrs. Fishman, Fontaine and O’Brien. Mr. Bninski, an outside director, was also a member of the Audit Committee through its March 25, 2003 meeting. The Board of Directors has designated Mr. O’Brien, who serves as Chairman of the Audit Committee, as the “audit committee financial expert,” as described under Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended. Mr. O’Brien and the other members of the Audit Committee are each “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act and NASD Marketplace Rule 4200(a)(15).

     The Audit Committee oversees the financial reporting process for which management is responsible, approves the engagement of the independent auditors for audit and non-audit services, monitors the independence of the independent auditors and reviews and approves all audit and non-audit services and fees, reviews the scope and results of the audit with the independent auditors, reviews the scope and results of internal audit procedures with the Company’s internal auditors, evaluates and discusses with the independent auditors and management the effectiveness of the Company’s system of internal accounting controls, and makes inquiries into other matters within the scope of its duties. In 2003, the Audit Committee held four meetings.

     Compensation Committee

     The members of the Compensation Committee are Messrs. Fontaine, Hampshire and O’Brien, each of whom is “independent” as required under applicable NASDAQ listing standards. The Compensation Committee reviews and establishes the compensation of the Company’s executive officers and has oversight responsibility for administering and awarding grants under the Company’s 1996 Stock Incentive Plan. In 2003, the Compensation Committee held six meetings.

     Nominating Committee

     During 2003, the members of the Nominating Committee were Messrs. Fontaine, O’Brien and Strothotte. Messrs. Fontaine and O’Brien are each independent as required under NASD Marketplace Rule 4350(c)(4)(A). Mr. Strothotte will not continue as a member of the Nominating Committee following this year’s Annual Meeting.

     The Nominating Committee, which did not hold a formal meeting during 2003, is responsible for recruiting and recommending candidates for election to the Company’s Board of Directors. The Nominating Committee may identify candidates for director nominees by soliciting names of potential candidates from a variety of sources, including directors, officers, other individuals with whom the Nominating Committee members are familiar, or through its own research. In addition, the Nominating Committee may retain a search firm to identify qualified candidates for director nominees. The Nominating Committee will also consider nominees recommended by stockholders who submit such recommendations in writing to the Corporate Secretary. The qualifications and standards the Nominating Committee will apply in evaluating any recommendations for nomination to the Board of Directors include, but are not limited to: (i) significant business or public experience that is relevant and beneficial to the Company and the Board of Directors, (ii) a willingness and ability to make a sufficient time commitment to the affairs of the Company in order to perform effectively the duties of a director, including regular attendance of Board of Directors meetings and committee meetings, (iii) a commitment to the long-term growth and profitability of the Company, (iv) personal qualities of leadership, character and judgment, and a reputation of integrity and an adherence to high ethical standards, and (v) requirements relating to composition of the Board of Directors under applicable law and listing standards.

     The Board of Directors will formally adopt a written Nominating Committee Charter at its June 2004 meeting, which the Company will make available in the Investors section of its website, located at www.centuryaluminum.com.

     Directors’ Compensation

     Directors who are full-time salaried employees of the Company are not compensated for their service on the Board or on any Board Committee. Non-employee directors receive an annual retainer of $25,000 for their services, except for the Vice-Chairman who receives an annual retainer of $30,000. In addition, each non-employee director received a fee of $2,000 during 2003 for each Board or Board Committee meeting attended, except for Mr. O’Brien, who, in his capacity as Chairman of the Audit Committee, received $3,000 per Audit Committee meeting attended. All directors are reimbursed for their travel and other expenses incurred in attending Board and Board Committee meetings.

     Under the Company’s Non-Employee Directors Stock Option Plan, each director who is not an employee of the Company received a one-time grant of options to purchase 10,000 shares of common stock, and the Vice-Chairman received a one-time grant of options to purchase 25,000 shares of common stock. Such grants for Messrs. Bninski and Hampshire became effective upon the consummation of the Company’s initial public offering at an exercise price equal to the initial public offering price, while grants to Messrs. Fishman, Fontaine, O’Brien, Schreiber, and Strothotte became effective upon their election as directors at an exercise price equal to the market price of the Company’s common stock at such times. One-third of the options vested on the grant date, and an additional one-third will vest or vested on each of the first and second anniversaries of the grant date. In addition, the Non-Employee Directors Stock Option Plan provides for annual grants of options to each non-employee director continuing in office after the annual meeting of stockholders each year at an exercise price equal to the market price of such shares on the date of the grant. During 2003, non-employee directors each received options to purchase 3,000 shares.

     Stockholder Communications with the Board of Directors

     Stockholders may communicate in writing with the Board of Directors or any individual director(s) by sending such written communication to the following address:

Corporate Secretary
Century Aluminum Company
2511 Garden Road, Suite 200
Monterey, California 93940

     Any written communications received by the Corporate Secretary will be forwarded to the Board or the appropriate director(s).

     Attendance at Annual Meetings

     The Company encourages, but does not require, the attendance of the members of the Board at its Annual Meetings. The number of directors who attended the 2003 Annual Meeting was two.

Executive Compensation

     Summary Compensation Table

     The following table sets forth information with respect to the compensation paid or awarded by the Company to the two individuals who served as Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “Named Executive Officers”) for services rendered in all capacities during 2001, 2002 and 2003.

Summary Compensation Table

							Long-Term
							Compensation
		Annual Compensation					Awards/Payouts
						Other
						Annual
Name and						Compen-	LTIP	All Other
Principal Position	Year	Salary ($)		Bonus ($)		sation ($)(1)	Payouts ($)(2)	Compensation ($)(3)
Craig A. Davis(4)	2003	$558,333		$525,000		-0-	$1,092,036	$8,400
Chairman and Chief	2002	$728,708		$390,000		$91,283	-0-	$7,200
Executive Officer	2001	$705,679		$486,000		-0-	-0-	$6,120

Gerald A. Meyers(5)	2003	$439,521	(5)	$175,000	(5)	$28,579	$480,761	$660,205 (6)
Chief Executive	2002	$329,825		$115,000		$42,336	-0-	$9,005
Officer (resigned)	2001	$323,189		$157,500		$31,038	-0-	$7,925

Gerald J. Kitchen	2003	$269,333		$130,000		-0-	$292,917	$27,179
Executive Vice	2002	$264,897		$85,000		$41,808	-0-	$30,745
President, General	2001	$259,439		$122,500		$25,586	-0-	$9,585
Counsel, Chief Administrative Officer and Secretary

David W. Beckley	2003	$266,896		$129,000		-0-	$289,929	$10,845
Executive Vice	2002	$260,905		$85,000		-0-	-0-	$9,645
President and Chief	2001	$257,220		$121,250		$25,589	-0-	$9,920
Financial Officer

(Table continued on following page)

						Long-Term
						Compensation
		Annual Compensation				Awards/Payouts
					Other
					Annual
Name and					Compen-	LTIP	All Other
Principal Position	Year	Salary ($)	Bonus ($)		sation ($)(1)	Payouts ($)(2)	Compensation ($)(3)
E. Jack Gates(7)	2003	$235,842	$125,000		-0-	$165,539	$13,114
Executive Vice	2002	$189,000	$80,000		-0-	-0-	$8,690
President and	2001	$182,292	$129,914	(8)	-0-	-0-	$82,456 (9)
Chief Operating Officer

Daniel J. Krofcheck	2003	$187,135	$86,000		$5,795	$159,340	$14,456
Vice President and	2002	$179,884	$75,000		-0-	-0-	$13,870
Treasurer	2001	$172,802	$100,000		-0-	-0-	$8,964

(1)	Represents reimbursement of interest on funds borrowed to pay estimated taxes due upon the vesting of performance share grants.

(2)	LTIP Payouts for 2003 represent the value realized by the Named Executive Officers for performance share units that vested based on the Company’s achievement of Award Targets for the three-year period from 2001 through 2003, as determined by the Company’s Compensation Committee on April 13, 2004. The value of the vested performance share units was calculated using a per share price of $24.35, the last reported sale price of the Company’s common stock on the NASDAQ National Market on April 13, 2004, the date of vesting. Also includes accrued dividend equivalents paid to Messrs. Davis, Meyers, Kitchen, Beckley, Gates and Krofcheck upon the vesting of the performance share units in the amounts of $15,474, $6,812, $4,151, $4,108, $2,346 and $2,258, respectively.

(3)	All other compensation is comprised of the Company’s matching contributions under its Defined Contribution Retirement Plan for each of the Named Executive Officers. In 2003, those contributions were $8,400 for each of Messrs. Davis, Meyers, Kitchen, Beckley and Gates and $6,680 for Mr. Krofcheck. All other compensation also includes Company-paid life insurance premiums in 2003 in the amounts of $1,805, $3,465, $2,445, $4,055 and $3,415 for Messrs. Meyers, Kitchen, Beckley, Gates and Krofcheck, respectively, and $15,314, $4,361, and $659 for imputed interest income for below-market interest rate tax loans for Messrs. Kitchen, Krofcheck, and Gates, respectively. See also footnotes 6 and 9.

(4)	Mr. Davis served as Chairman and Chief Executive Officer until January 1, 2003, when he was succeeded as Chief Executive Officer by Gerald A. Meyers. Mr. Davis continued to serve as Chairman of the Board of Directors and was elected as Chief Executive Officer on October 15, 2003 following Mr. Meyers’ resignation from that position.

(5)	Mr. Meyers served as the Company’s President and Chief Operating Officer until January 1, 2003, when he succeeded Craig A. Davis as Chief Executive Officer. Mr. Meyers resigned as Chief Executive Officer in October 2003. Under the terms of the Company’s severance arrangement with Mr. Meyers, which is described in more detail under “Severance Compensation Arrangements” below, Mr. Meyers will receive his full salary and an agreed bonus and benefits through December 31, 2004.

(6)	Amount set forth under “All Other Annual Compensation” includes $475,000 and $175,000, which represents the salary and bonus, respectively, to be paid to Mr. Meyers during the year ended December 31, 2004 pursuant to the Company’s severance arrangement with Mr. Meyers.

(7)	Mr. Gates was elected Executive Vice President effective April 1, 2003.

(8)	Includes $34,782 which represents the dollar value of a special stock grant of 2,645 shares made by the Company to Mr. Gates on December 14, 2001, based on the average sales price of the Company’s common stock on the NASDAQ National Market of $13.15 per share on January 2, 2002, the date the shares vested. Also includes accrued dividend equivalents of $132 on such shares which were paid to Mr. Gates upon vesting.

(9)	Includes one-time relocation and related costs in the amount of $75,750 relating to Mr. Gates’ relocation to Owensboro, Kentucky.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value Table

     The following table sets forth information regarding the shares acquired and value realized by the Named Executive Officers upon the exercise of options during 2003 and the aggregate number and value of options held by the Named Executive Officers at December 31, 2003.

Aggregated Option Exercises In Last Fiscal Year and FY-End Option Values

			Number of Shares
	Shares		Underlying		Value of
	Acquired On	Value	Unexercised Options		Unexercised Options
Name	Exercise (#)	Realized ($)(1)	at December 31, 2003 (#)		at December 31, 2003 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Craig A. Davis	—	—	150,000	0	$901,500	—
Gerald A. Meyers	40,000	$329,199	60,000	0	$360,600	—
Gerald J. Kitchen	—	—	61,666	0	$370,613	—
David W. Beckley	—	—	80,000	0	$480,800	—
E. Jack Gates	—	—	20,000	0	$239,200	—
Daniel J. Krofcheck	—	—	10,000	0	$27,600	—

(1)	The value realized represents the difference between the exercise price of the options and the last reported sale price of the Company’s common stock on the NASDAQ National Market on December 22, 2003, the date the options were exercised.

(2)	The last reported sale price for the Company’s common stock on the NASDAQ National Market on December 31, 2003 was $19.01 per share. Value is calculated on the basis of the difference between the respective option exercise prices and $19.01, multiplied by the number of shares of common stock underlying the respective options.

Long-Term Incentive Plan Awards Table

     The following table sets forth information with respect to performance shares awarded to the Named Executive Officers during 2003 under the Company’s 1996 Stock Incentive Plan (the “1996 Plan”).

Long-Term Incentive Plans – Awards in Last Fiscal Year

		Performance or
		Other Period	Estimated Future Common Stock Payouts
		Until	Under Non-Stock Price-Based Plans
	Performance	Maturation or
Name	Shares (#)(1)	Payout	Threshold (#)	Target (#)(2)	Maximum (#)(3)
Craig A. Davis	75,025	2003-2005	-0-	75,025	112,538
Gerald A. Meyers(4)	65,272	2003-2005	-0-	65,272	97,908
Gerald J. Kitchen	31,044	2003-2005	-0-	31,044	46,566
David W. Beckley	30,723	2003-2005	-0-	30,723	46,085
E. Jack Gates	26,259	2003-2005	-0-	26,259	39,389
Daniel J. Krofcheck	16,689	2003-2005	-0-	16,689	25,034

(Footnotes on following page)

(Footnotes from table on previous page)

(1)	Performance shares represent shares of the Company’s common stock that, upon vesting, are issued to the award recipient. Except as described herein, performance shares are forfeited if the award recipient is not employed full-time by the Company at the end of the award cycle period. In the event of death, disability or retirement, the award recipient will receive a pro rata award based upon the number of weeks employed during the award cycle period. To the extent dividends are paid on the Company’s common stock, dividend equivalents accrue on performance shares and are paid upon vesting.

(2)	Target payouts represent the target number of shares that will vest if the Company achieves specified performance targets (“Award Targets”) in their entirety for the period. Award Targets are based upon guidelines adopted under the 1996 Plan. See “Report of the Compensation Committee on Executive Compensation – Long-term Incentive Compensation.” The Compensation Committee of the Board of Directors has retained full discretion to modify awards under the guidelines. If Award Targets are not achieved in their entirety, awards may be adjusted downward or eliminated in their entirety. In addition, regardless of performance against Award Targets, the committee’s discretion includes the right to determine that, should circumstances warrant, no award would be payable.

(3)	Maximum payouts represent the maximum number of shares that the Compensation Committee is authorized to award if the Company exceeds all of its Award Targets. In cases where the target is exceeded, the number of shares vested in excess of the target number of shares is calculated by converting the excess award into cash and reconverting the excess award into shares at the greater of (i) the share price at the time of the award, or (ii) the average share price for the month preceding the month in which the shares vest.

(4)	Mr. Meyers resigned from the Company in October 2003; however, for purposes of vesting of the performance shares previously awarded to him under the 1996 Plan, he will be treated as though he was employed through 2004.

     Pension Plan Table

     The Company maintains a non-contributory defined benefit pension plan for salaried employees of the Company who meet certain eligibility requirements. The following table shows estimated annual benefits payable upon retirement in specified compensation and years of service classifications. The figures shown include supplemental benefits payable to the Named Executive Officers, exclusive of benefits payable under the enhanced supplemental retirement plan described below.

	Years of Credited Service
Remuneration	5	10	15	20	25	30	35	40
$100,000	$7,500	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000
$200,000	$15,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000	$120,000
$300,000	$22,500	$45,000	$67,500	$90,000	$112,500	$135,000	$157,500	$180,000
$400,000	$30,000	$60,000	$90,000	$120,000	$150,000	$180,000	$210,000	$240,000
$500,000	$37,500	$75,000	$112,500	$150,000	$187,500	$225,000	$262,500	$300,000
$600,000	$45,000	$90,000	$135,000	$180,000	$225,000	$270,000	$315,000	$360,000
$700,000	$52,500	$105,000	$157,500	$210,000	$262,500	$315,000	$367,500	$420,000
$800,000	$60,000	$120,000	$180,000	$240,000	$300,000	$360,000	$420,000	$480,000
$900,000	$67,500	$135,000	$202,500	$270,000	$337,500	$405,000	$472,500	$540,000
$1,000,000	$75,000	$150,000	$225,000	$300,000	$375,000	$450,000	$525,000	$600,000
$1,100,000	$82,500	$165,000	$247,500	$330,000	$412,500	$495,000	$577,500	$660,000
$1,200,000	$90,000	$180,000	$270,000	$360,000	$450,000	$540,000	$630,000	$720,000
$1,300,000	$97,500	$195,000	$292,500	$390,000	$487,500	$585,000	$682,500	$780,000
$1,400,000	$105,000	$210,000	$315,000	$420,000	$525,000	$630,000	$735,000	$840,000

     The plan provides lifetime annual benefits starting at age 62 equal to twelve (12) multiplied by the greater of: (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $22.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under plans of a predecessor. Final average monthly compensation means the highest monthly average for 36 consecutive months in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants’ pension rights vest after a five-year period of service. An early retirement benefit (actuarially reduced beginning at age 55) and a disability benefit are also available.

     The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Internal Revenue Code of 1986, as amended (the “Code”). The years of credited service for Messrs. Davis, Kitchen, Beckley, Gates and Krofcheck at December 31, 2003, were approximately 11, 8, 8, 3 and 6, respectively. For purposes of calculating pension benefits, the Company’s severance arrangement with Mr. Meyers provides that he will be treated as if employed through December 31, 2004, which represents 12 years of credited service.

     Enhanced Supplemental Retirement Plan

     The Company adopted an enhanced supplemental retirement benefit plan (“Enhanced SRP”) in 2001 in order to permit selected senior executives to achieve estimated levels of retirement income when, due to the executive’s age and potential years of service at normal retirement age, benefits under the Company’s existing qualified and nonqualified defined benefit pension plans are projected to be less than a specified percentage of the executive’s estimated final average annual pay. Messrs. Davis, Meyers, Kitchen and Beckley were selected to participate in this plan at fifty percent (50%) of their estimated final average compensation during each executive’s final five years of service. The Company believes this level of retirement benefits is commensurate with retirement benefits paid to senior executives of comparable companies. Under the Enhanced SRP, these senior executives will be entitled to receive an annual supplemental retirement benefit in the following amounts if, from January 1, 2001, they remain employed by the Company for a period of four years in the case of Mr. Davis and five years in the cases of Messrs. Kitchen and Beckley: Craig A. Davis, $425,000; Gerald J. Kitchen, $145,000; and David W. Beckley, $145,000.

     If an executive’s employment is terminated prior to the end of the requisite period, the annual supplemental retirement benefit will be reduced pro rata for each year of employment less than the required four or five years. However, an executive will receive the full benefit in the event of disability, change in control or termination of employment without cause. Pursuant to the terms of the Company’s severance arrangement with Mr. Meyers, he received a full five years credit under the Enhanced SRP, which will entitle him to receive an annual supplemental retirement benefit of $200,000. Mr. Meyers will begin receiving payments under the Enhanced SRP when eligible for retirement benefits under the Company’s qualified retirement plan. The Company has invested funds to meet the Enhanced SRP obligations through the purchase of key-man life insurance policies on the lives of the participating executives. The policies are owned by the Company and have been placed in Rabbi Trusts to secure the Company’s payment obligations.

Employment Agreements

     The Company entered into employment agreements with each of Messrs. Craig A. Davis, Gerald A. Meyers, Gerald J. Kitchen and David W. Beckley, effective January 1, 2002, providing for terms of employment of three years. The Company entered into an employment agreement with Mr. E. Jack Gates, effective October 14, 2003, providing for a term of employment of two years.

     On January 1, 2003, Mr. Meyers succeeded Mr. Davis as the Company’s Chief Executive Officer. Mr. Davis remained chairman of the Board of Directors. Mr. Meyers resigned from his position as Chief Executive Officer on October 15, 2003 and the Board of Directors elected Mr. Davis as his replacement. The Company subsequently amended and restated Mr. Davis’ employment agreement, effective December 9, 2003, to increase Mr. Davis’ compensation and benefits based on his additional responsibilities as Chief Executive Officer and to extend the term of his employment agreement through December 31, 2005. The Company also amended the employment agreements of Messrs. Kitchen and Beckley, effective December 9, 2003, to extend the terms of their employment agreements through December 31, 2005 and to effect increases in compensation and benefits authorized by the Compensation Committee.

     The employment agreements with Messrs. Davis, Kitchen, Beckley and Gates provide that their base salaries may not be reduced below $780,000, $274,000, $272,000 and $300,000 per year, respectively. The agreements further provide that the base salaries are subject to increase from time to time at the discretion of the Board of Directors. In addition, the executives are eligible for bonuses in accordance with the Company’s annual incentive plan and stock option grants and performance share awards under Century’s 1996 Stock Incentive Plan. Under the terms of Mr. Davis’ agreement, he will be eligible to receive a retention bonus on or before the end of 2005 equal to one year of his then-current base pay and a success bonus, in an amount to be determined by the Compensation Committee, if the Company consummates one or more transactions which are deemed to have “transformed” the Company. The agreements of Messrs. Davis, Kitchen, Beckley and Gates also provide that the executives will receive, in addition to the Enhanced SRP described above, unfunded supplemental executive retirement benefits in addition to any benefits received under Century’s qualified retirement plans. The supplemental benefit for each executive will be equal to the amount that would normally be paid under Century’s qualified retirement plans if there were no limitations under Sections 415 and 401(a)(17) of the Code and as if the executives were fully vested in the qualified retirement plan benefits. In the event of termination of employment “without cause,” the terminated executive will be entitled to receive termination payments equal to 100% of his base salary and bonus (based on the highest annual bonus payment within the prior three years) for the remainder of the term of the agreement (with a minimum of one year’s salary plus bonus). Any termination payments under the employment agreements may not be duplicated under the severance compensation agreements described below.

Severance Compensation Arrangements

     The Company is party to severance compensation agreements with each of Messrs. Craig A. Davis, Gerald J. Kitchen, David W. Beckley and E. Jack Gates. The agreements provide that if within 36 months following a change in control of the company, the executive’s employment is terminated either: (i) by the Company for other than cause or disability, or (ii) by such executive for good reason, then such executive will receive a lump sum payment equal to three times the aggregate of the highest base salary and the highest bonus received by such executive in any of the most recent five years. Also, in the event of a change in control, the exercisability of stock options and the vesting of performance shares held by such executives will be accelerated.

     The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual’s annualized includible compensation for the base period, as defined in the Code. The agreements provide for additional payments to the executives in order to fully offset any excise taxes payable by an executive as a result of the payments and benefits provided in the severance compensation agreements.

     The Compensation Committee approved a severance compensation package for Gerald A. Meyers effective October 15, 2003, the date of Mr. Meyers’ resignation as Chief Executive Officer of the Company, which provides for the following: (i) a base salary of $475,000 per annum through December 31, 2004, (ii) an annual bonus of $175,000 for calendar years 2003 and 2004 (which equals the highest bonus received by Mr. Meyers during the prior three years), (iii) deemed employment through December 31, 2004 for purposes of determining grants under the Company’s long-term incentive program and service credit under the Company’s pension plan, (iv) participation at the 100% level for performance shares awarded to Mr. Meyers under the Company’s long-term incentive plan for plan periods 2001 through 2003 and 2002 through 2004 and participation at a 66.7% level for the plan period 2003 through 2005, (v) credit for five years of service under the Company’s Enhanced SRP, (vi) the extension of the exercise period for options granted to Mr. Meyers under the Company’s 1996 Stock Incentive Plan from the date of his resignation, as provided in the original grant, to March 27, 2006, the original expiration date for such options, (vii) payment of certain insurance premiums through December 31, 2004, and (viii) payment of other non-material expenses.

Compensation Committee Interlocks and Insider Participation

     During 2003, the members of the Compensation Committee were Messrs. John C. Fontaine, William R. Hampshire and John P. O’Brien. Mr. Hampshire served as President and Chief Operating Officer of Century Aluminum of West Virginia, Inc. (formerly Ravenswood Aluminum Corporation and a subsidiary of the Company) from April 1992 through January 1993.

Certain Relationships and Related Transactions

     In 2003, the Company purchased alumina and primary aluminum from Glencore International AG and its subsidiaries (collectively, “Glencore”). Such purchases, which were made at market prices, aggregated $99.2 million in 2003. During 2003, the Company purchased from Glencore all of its alumina requirements for the Ravenswood facility and its 49.67% interest in the Mt. Holly facility under separate supply agreements. The supply agreements for Ravenswood and 54% of the Company’s alumina requirements for Mt. Holly run through 2006. The supply agreement for the remaining 46% of the Company’s requirements for Mt. Holly runs through January 31, 2008. The Company’s alumina purchases from Glencore in 2003 were made on an arms’-length basis at market prices.

     The Company sold primary aluminum to Glencore in 2003. For the year ended December 31, 2003, net sales to Glencore amounted to $121.9 million, including gains and losses realized on the settlement of financial contracts. Sales of primary aluminum to Glencore amounted to 16% of the Company’s total revenues in 2003. The Company’s primary aluminum sales to Glencore in 2003 were made on an arms’-length basis at market prices.

     Century was party to a contract to sell Glencore approximately 110 million pounds of primary aluminum produced at the Mt. Holly facility each year through December 31, 2009, at a fixed price (the “Original Sales Contract”). In January 2003, Century and Glencore agreed to terminate and settle the Original Sales Contract for the years 2005 through 2009. At that time, the parties entered into a new contract (the “New Sales Contract”) that requires Century to deliver the same quantity of primary aluminum as did the Original Sales Contract for these years. The New Sales Contract provides for variable pricing determined by reference to the LME for the years 2005 through 2009. For deliveries in 2003 through 2004, the price of primary aluminum delivered will remain fixed. In consideration for the above, the Company received $35.5 million from Glencore, $26.1 million of which relates to the settlement of the Original Sales Contract for the years 2005 through 2009, and $9.4 million of which represents the fair value of the New Sales Contract. Exclusive of the Original Sales Contract, the Company had forward delivery commitments to sell 53.5 million pounds of primary aluminum to Glencore at December 31, 2003.

     As of December 31, 2003, the Company had outstanding forward financial sales contracts with Glencore for 102.9 million pounds of primary aluminum, of which 58.8 million pounds are designated as cash flow hedges. These financial sales contracts are scheduled for settlement at various dates through 2005. The Company intends to continue to enter into hedging arrangements with Glencore in the future.

     On April 1, 2003, the Company acquired the 20% interest in the Hawesville facility owned by Glencore, together with certain related assets (the “20% Hawesville Interest”) for a purchase price of $99.4 million, which it financed with approximately $59.4 million in available cash and by issuing a six-year $40 million promissory note to Glencore (the “Hawesville Note”). In the fourth quarter of 2003, the Company repaid $26.0 million of outstanding principal under the Hawesville Note, comprised of a $1.0 million required payment and a $25.0 million prepayment of principal, which left $14.0 million in outstanding principal as of December 31, 2003. The remaining principal and interest outstanding under the Hawesville Note was repaid in April 2004. Amounts outstanding under the Hawesville Note bore interest at a rate of 10% per annum and were secured by a first priority security interest in the 20% Hawesville Interest.

     Century’s purchase of the 20% Hawesville Interest in the Hawesville facility was effected pursuant to the terms of an Asset Purchase Agreement, dated as of April 1, 2003, among Glencore Ltd., Glencore Acquisition I LLC, Hancock and the Company (the “Asset Purchase Agreement”). The terms of the Asset Purchase Agreement, including the purchase price paid for the 20% Hawesville Interest, were determined through arms’-length negotiations between the parties and approved by an independent committee of the Board.

     Glencore originally purchased the 20% Hawesville Interest from Century in April 2001 when Century acquired the Hawesville facility and related assets from Southwire Company (“Southwire”), a privately-held wire and cable manufacturing company. The cash purchase price paid by Glencore to Century in 2001 was $97.8 million. Glencore also assumed direct responsibility for a pro rata portion of certain liabilities and obligations related to the Hawesville facility, including: (i) delivery obligations under the Molten Aluminum Supply Agreement, dated April 1, 2001, between Century and Southwire, (ii) debt service obligations related to $7.8 million in industrial revenue bonds (“IRBs”) assumed by Century in connection with the Hawesville Acquisition, (iii) any post-closing payments due Southwire pursuant to the terms of the Company’s agreement with Southwire, and (iv) certain other post-closing liabilities and obligations (including environmental) related to the Hawesville facility (collectively, the “Assumed Liabilities”).

     Upon the Company’s acquisition in April 2003 of the 20% Hawesville Interest from Glencore, the Company assumed all of Glencore’s obligations related to the Assumed Liabilities. The Company also issued a promissory note to Glencore to secure any payments Glencore might make as guarantor of a letter of credit the Company posted in April 2001 in support of the IRBs.

     In connection with this acquisition, the Company and Glencore entered into a 10-year contract commencing January 1, 2004, under which Glencore will purchase 45 million pounds per year of primary aluminum produced at the Ravenswood and Mt. Holly facilities at prices based on then-current markets.

     Mr. Craig A. Davis, Chief Executive Officer and Chairman of the Company, is a director of Glencore International AG and was an executive of Glencore International AG and Glencore AG from September 1990 until June 1996.

     Mr. Willy R. Strothotte, a director of the Company, is Chairman of the Board of Directors of Glencore International AG and served as its Chief Executive Officer from 1993 through 2001.

     Mr. Roman A. Bninski, a director of the Company, is a partner of Curtis, Mallet-Prevost, Colt & Mosle LLP, which furnishes legal services to the Company and Glencore.

Indebtedness of Management

     Until July 30, 2002, the Company sponsored a program whereby it offered full-recourse loans to its executives to pay their tax liability upon the award of stock grants or the vesting of performance shares (the “Tax Loans”). Each Tax Loan is secured by the vested or awarded shares valued at not less than twice the amount of the Tax Loans and must be repaid on the earlier of: (i) January 2, 2017 (the “Due Date”), (ii) on a pro rata basis, upon the sale of any shares securing the Tax Loan prior to the Due Date, or (iii) one hundred and twenty (120) days following the termination of the executive’s employment. The Company pays the interest on the Tax Loan for each executive, which is equal to the applicable short-term federal funds rate, compounded semi-annually. In order to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002, the Company eliminated its Tax Loan and relocation loan programs effective July 30, 2002. Any loans outstanding under those programs as of such date will be repaid in accordance with their original terms.

     During 2003, the following executives had amounts outstanding under the Company’s Tax Loan program:

		Largest Aggregate
		Amount of Tax	Aggregate Tax Loans
		Loans Outstanding	Outstanding at
Name	Position	during 2003	5/28/2004
E. Jack Gates	Executive Vice President, Chief Operating Officer	$12,348	$12,348
Gerald J. Kitchen	Executive Vice President, General Counsel, Chief Administrative Officer and Secretary	$287,000	$287,000
Daniel J. Krofcheck	Vice President and Treasurer	$81,732	$81,732
Peter C. McGuire	Vice President and Associate General Counsel	$68,992	$68,992
Steve Schneider	Vice President and Corporate Controller	$7,724	$0

     Prior to July 30, 2002, as part of the Company’s relocation assistance program, the Company offered eligible employees full-recourse loans for the purpose of paying applicable relocation expenses, including expenses related to the purchase of a home. In 2001, Steve Schneider, a Vice President of the Company, obtained $345,000 in loans from the Company in connection with the commencement of his employment with the Company. Of that total, $145,000 was repaid by Mr. Schneider in April 2002. The remaining $200,000 was borrowed by Mr. Schneider pursuant to the terms of a promissory note, which was secured by a deed of trust on Mr. Schneider’s home. The promissory note bore interest at a rate of six percent per annum until July 15, 2003, and thereafter at a rate of eight percent per annum. Mr. Schneider repaid the promissory note in September 2003.

Report of the Compensation Committee on Executive Compensation

     General

     The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Messrs. John C. Fontaine, William R. Hampshire and John P. O’Brien, all of whom are independent directors. The Committee reviews and establishes compensation of the Company’s executive officers and has oversight responsibility for administering and awarding grants under the Company’s 1996 Stock Incentive Plan.

     The Company has a policy of basing a significant portion of the compensation of its executive officers on the operating performance of the Company and its progress toward achieving its long term strategic objectives of increasing and diversifying primary aluminum reduction capacity, lowering its overall costs of production and improving its competitive position in the industry.

     Compensation Philosophy

     The Company’s compensation programs are designed to enable the Company and its subsidiaries to attract and retain talented executives and management personnel. In order to do this, the Company believes it must be able to provide management personnel with opportunities for total compensation which are competitive with compensation which would be available from employers with whom the Company competes and companies that are seeking to hire and retain management personnel of similar quality.

     The Company’s compensation programs are tied to the overall performance of the Company, as well as business unit and individual performance. Compensation is weighted towards annual incentive awards and long-term performance awards in the form of stock options and performance share units in order to provide “pay-for-performance” and to align management’s and stockholders’ interests in the enhancement of stockholder value. The three principal components of the Company’s “pay-for-performance” executive compensation program are base salary, annual incentive cash bonuses and long-term incentive compensation.

     Base Salary

     The Committee annually reviews the salaries of the Company’s executives. Base salary levels are set at levels comparable to and competitive with the salary levels of executives of comparable aluminum and other metals corporations and employers hiring equivalent executive personnel. Actual salary levels for each individual vary based upon an assessment of individual performance, experience, level of responsibility, potential contribution to the Company’s future growth and profitability and the financial circumstances of the Company. The Committee has not found it practicable to assign relative weights to specific factors in determining base salary adjustments, and the specific factors used may vary among individual executives. Effective August 1, 2003, the Committee authorized increases in the Named Executive Officers’ annual base salaries in amounts ranging from 3.0% to 9.2% percent, which recognized excellent management performance but which also took into account the impact of weaker than expected primary aluminum prices on the Company’s financial results.

     Annual Incentive Awards

     The Company has an incentive compensation plan. Under this plan, executive officers (including the Chief Executive Officer) are eligible to receive each year as a bonus, a percentage of their base salary. The plan provides for suggested percentage ranges of 35% to 100% for the Named Executive Officers. Actual awards are made by the Committee on the basis of individual and Company performance and a subjective evaluation by the Committee of individual performance. In assessing the executive officers’ 2003 performance, the Committee undertook to give appropriate consideration to the fact that, while weak economic conditions beyond the executive officers’ control depressed sales and aluminum prices which resulted in a financial loss for the year and declining equity markets prevented management from completing one of its strategic goals, the individual officers performed very well. Annual incentive awards of $525,000, $175,000, $130,000, $129,000, $125,000 and $86,000 were paid to Messrs. Davis, Meyers, Kitchen, Beckley, Gates and Krofcheck, respectively, for 2003.

     Long-term Incentive Compensation

     The Committee believes that option grants and performance share awards align executive interests with stockholder interests by creating a direct link between compensation and stockholder return.

     Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company’s long-term performance. The Committee’s determination of whether option grants are appropriate each year is made with regard to competitive considerations, and each executive’s actual grant is based upon the criteria described in the preceding paragraphs. The size of previous grants and the number of options held are not determinative of future grants. No options were granted to the Named Executive Officers in 2003.

     The Committee has established guidelines governing the granting of performance shares. The guidelines provide for the award of performance shares with performance cycles for successive three-year periods of time. Each award is determined by creating a monetary award within a percentage range of the executive’s base salary, and converting the award into performance shares based on the average closing price for the Company’s common stock for the month preceding that in which the grant is made. The percentage ranges of base salary are 45% to 100% for the Named Executive Officers. Awards for the 2003-2005 performance cycle were granted in 2003. See “Long-Term Incentive Plans—Awards in Last Fiscal Year.” Vesting of performance shares is based on the Company’s performance relative to achievement of strategic, operating and financial targets, and actual shares vested can range between 0% and 150% of the performance share award. Based upon the Committee’s assessment of the Company’s accomplishment of certain strategic and operating goals and its financial results, performance shares for the period 2001-2003 were granted at 60% of performance share award level. See “Summary Compensation Table.”

     Other Compensation and Benefit Matters

     In 2001, the Committee approved a proposal to permit the Company to make loans to executives who have been awarded stock grants in order to enable the executives to pay their income tax liability while retaining the shares granted. Such loans would be full-recourse loans and would be secured by the pledge of the executives’ shares in amounts equal to at least two times the amount of the outstanding loans. The loans made to certain executives in 2001 are described under “Indebtedness of Management” above. In accordance with recent changes in law, the Company has terminated this loan program, and no new loans will be made to executives.

     Compensation of the Chief Executive Officer

     Mr. Meyers, who was elected Chief Executive Officer effective January 1, 2003, resigned from that position October 15, 2003, and Mr. Davis was elected to the position. The Committee authorized the Company to enter into a separation agreement with Mr. Meyers, payments under which in 2003 are included in the Summary Compensation Table. Those payments reflected the Committee’s evaluation of Mr. Meyers’ past contributions to the Company and benefits to which he would be entitled under various Company plans and policies. The Committee also authorized the Company to enter into a new employment agreement for Mr. Davis pursuant to which he agreed to serve as Chief Executive Officer for up to two years. The provisions of this agreement and Mr. Davis’ compensation shown in the Summary Compensation Table reflected the Committee’s evaluation of his performance and the value to the Company of his undertaking to return as Chief Executive Officer.

     Income Tax Consequences

     For U.S. income tax purposes, the Company may deduct compensation paid as a result of the exercise of all options granted to the Named Executive Officers. The Company may not, however, deduct portions of salary, bonus and other cash and non-cash compensation in excess of $1 million paid to a Named Executive Officer.

Respectfully Submitted,

The Compensation Committee

John C. Fontaine           William R. Hampshire            John P. O’Brien

Performance Graph

     The following line graph compares the Company’s cumulative total return to stockholders with the cumulative total return of the S&P 500 Index and the CoreData Aluminum Group Index during the period from December 31, 1998 through December 31, 2003. These comparisons assume the investment of $100 on December 31, 1998 and the reinvestment of dividends.

Century Aluminum Company
Comparison of Cumulative Total Return to Stockholders
December 31, 1998 through December 31, 2003

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
S&P500 Index	100.0	121.04	110.02	96.95	75.52	97.18
CoreData Aluminum Group Index	100.0	198.37	157.64	169.51	119.74	206.56
Century Aluminum Company	100.0	162.93	125.82	149.68	84.15	215.88

Audit Committee Report

     The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

     The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of Messrs. Robert E. Fishman, John C. Fontaine and John P. O’Brien, all of whom are independent directors, as that term is defined under NASDAQ’s revised listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. In accordance with its charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     The Audit Committee’s job is one of oversight. The Company’s management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does;

accordingly, the Audit Committee’s oversight role does not include providing any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with “Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;” discussed with the auditors any relationships that may impact their objectivity and independence, including the performance of non-audit services; and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee met with and discussed with the independent auditors all matters required to be discussed under generally accepted auditing standards, including those described in “Statement on Auditing Standards No. 61, Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement in 2003 prior to its public release and the audited financial statements of the Company as of and for the year ended December 31, 2003.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.

Respectfully Submitted,

The Audit Committee

Robert E. Fishman       John C. Fontaine       John P. O’Brien

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons owning more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of equity securities of the Company. Such persons are also required to furnish the Company with copies of all such forms. Based solely upon a review of the copies of such forms furnished to the Company and, in certain cases, written representations that no Form 5 filings were required, the Company believes that, with respect to the 2003 fiscal year, all required Section 16(a) filings were timely made.

PROPOSAL NO. 2: AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

     The Board of Directors has adopted amendments (the “2004 Amendments”) to the Company’s 1996 Stock Incentive Plan (as presently in effect, the “1996 Plan”). If approved by the Company’s stockholders, the 2004 Amendments would (i) extend the term of the 1996 Plan by five years through February 28, 2011, and (ii) increase the maximum number of shares of common stock authorized for issuance thereunder by 1,000,000 shares. Currently, 2,000,000 shares of Company common stock are authorized and reserved for issuance under the 1996 Plan. As of June 10, 2004, 156,389 and 674,512 shares had been issued upon the exercise of options and upon the vesting of performance share units, respectively, awarded under the 1996 Plan. In addition, options to purchase 470,594 shares of common stock and performance share units representing 522,711 unvested shares of common stock were outstanding under the 1996 Plan as of such date. Accordingly, only 175,794 shares remained available under the 1996 Plan as of such date.

     The Company has in the past used, and intends in the future to use, stock options and performance share units as incentives to motivate and compensate its salaried officers and other salaried key employees. Based on the Company’s recent and possible future acquisitions, the number of employees eligible to participate in the 1996 Plan has grown and may continue to grow, as employees and management from the acquired operations are integrated into the Company’s workforce. As a result, the Board believes that the approval of the 2004 Amendments is important to the continued growth and success of the Company, as it will enable the Company to attract, retain, motivate and reward its officers and key employees, including those joining the Company as a result of recent or future acquisitions.

     Under the terms of the 1996 Plan, the Company is authorized to make awards of performance share units and to grant stock options that qualify as incentive stock options (“ISOs”) under Section 422 of the Code and nonqualified stock options (“NQSOs”) to salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries. The following summary of certain features of the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan, as amended, which is attached to this proxy statement as Appendix B, and the 1996 Stock Incentive Plan Implementation Guidelines, as amended, a copy of which will be furnished to any stockholder upon the written request of such stockholder directed to Mr. Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, 2511 Garden Road, Suite 200, Monterey, California 93940.

Summary of the 1996 Plan and the 2004 Amendments.

     General. The 1996 Plan permits the Company to grant ISOs, NQSOs, and performance share units (each, an “Award,” and collectively, “Awards”) to salaried officers and other salaried key employees. The 1996 Plan is currently due to terminate on February 28, 2006 and no Awards may be granted after the termination date, unless extended. The 1996 Plan currently covers a maximum of 2,000,000 shares of common stock (subject to share adjustments as described below), which may be either authorized and unissued shares of common stock or shares held in the Company’s treasury. The 2004 Amendments will: (i) extend the termination date by five (5) years to February 28, 2011, and (ii) increase the number of shares available for issuance under the 1996 Plan from 2,000,000 to 3,000,000 shares. When an Award lapses, expires, terminates or is forfeited, the related shares of common stock may be available for distribution in connection with future Awards. In the event of a merger, reorganization, consolidation, recapitalization or stock dividend, and in the event of certain other changes described in the 1996 Plan or any other changes in the Company’s corporate structure that affect the common stock or have an effect similar to any of the foregoing, adjustments may be made in the number of shares reserved under the 1996 Plan, in the number of shares subject to a performance share unit, the financial performance goals contained in a performance share unit, in the option price and in the number of shares subject to stock options. No employee may be granted Awards covering, in the aggregate, more than 300,000 shares of common stock in any fiscal year of the Company (subject to adjustment as provided above).

     Because grants under the 1996 Plan are discretionary, the Company cannot now determine the number of Awards that will be granted to any particular executive officer, by all executive officers as a group or to non-executive officer employees or directors as a group. The number of such Awards shall be determined by the Compensation Committee from time to time in accordance with the terms of the 1996 Plan. For information with respect to the Compensation Committee’s guidelines for awarding performance share unit awards, see “Report of the Compensation Committee on Executive Compensation – Long-term Incentive Compensation.” It is currently estimated that there are approximately fifty (50) employees currently eligible to participate in the 1996 Plan. For information concerning the ownership of Awards by the Named Executive Officers, see “Executive Compensation” above.

     Administration. The 1996 Plan is administered by the Compensation Committee. The Compensation Committee is comprised of directors who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee has the sole and complete discretion, subject to the terms of the 1996 Plan, to (i) select the individuals from among the eligible employees of the Company and its subsidiaries to whom Awards may be granted, (ii) determine the type of Awards to be granted and the terms and conditions of any Awards granted, and (iii) determine the number of shares of common stock subject to each Award granted. In addition, the Compensation Committee is authorized to interpret the 1996 Plan, to make and rescind rules and regulations related thereto, and to make all determinations necessary or advisable for the administration of the 1996 Plan.

     Stock Options. Stock options granted under the 1996 Plan may be either ISOs or NQSOs. Stock options may be granted alone or in addition to other Awards granted under the 1996 Plan. The aggregate fair market value (determined as of the time of the grant of an ISO) of the common stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the 1996 Plan and any other stock option plan of the Company may not exceed $100,000.

     The exercise price for stock options is determined by the Compensation Committee and set forth in an option agreement entered into with the optionee, provided, however, that the exercise price for an option cannot be less than the fair market value of the Company’s common stock on the date of grant (110% in the case of an ISO granted to a 10% or more stockholder). On June 15, 2004, the average of the high and low sale prices of the Company’s common stock on the NASDAQ National Market was $23.03 per share.

     The Compensation Committee is to specify the time or times at which such options will be exercisable, except that the termination date for any stock option shall not exceed 10 years from the date of grant (five years in the case of an ISO granted to a 10% or more stockholder). Options may be exercised within three (3) years following the normal retirement, death or permanent disability of an optionee; provided that no option may be exercised following the period of exercisability set forth in the agreement related thereto. Stock options may provide for acceleration of exercisability in the event of the death, disability or retirement of the optionee.

     Stock options may be exercised by an optionee in whole or in part by giving notice to the Company and the exercise price therefor may be paid by delivering cash or shares of unrestricted common stock having a fair market value equal to the cash exercise price of the options being exercised. Optionees may also utilize a cashless exercise feature which will enable them to exercise their options without a concurrent payment of the option price, provided that the purchased option shares are immediately sold by a designated broker and the option price is paid directly to the Company out of the sale proceeds.

     Stock options are nontransferable other than by will or by the laws of descent and distribution, and stock options are exercisable during the optionee’s lifetime only by the optionee.

     Performance Share Units. The Compensation Committee may award performance share units to eligible employees under the 1996 Plan. Performance share units may be granted alone or in addition to other Awards granted under the 1996 Plan. Each performance share unit granted shall be evidenced by an agreement executed by the Company and the recipient thereof. Each such agreement shall contain such restrictions, terms and conditions as the Compensation Committee may, in its sole discretion, determine.

     Performance share units entitle the grantee to receive one share of common stock per performance share unit upon vesting of the performance share units. The Compensation Committee will determine (i) the time or times at which performance share units shall be granted and (ii) the time or times at which performance share units shall become vested or forfeited. Vesting of performance share units shall be based upon the Company’s attainment of specified financial performance objectives and/or the passage of time. Company financial performance objectives may be expressed in terms of (i) earnings per share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Compensation Committee at the time the award is granted. Until such time as the performance share units vest and shares of common stock are issued, the performance share units may not be sold, transferred, pledged, assigned or otherwise disposed of. The recipient of performance share units shall have no right to vote the shares underlying the performance share units until vesting. Dividend equivalents accrue on performance share units and are paid upon vesting.

     Upon termination of employment of a recipient, all unvested performance share units shall be forfeited, provided, however, that performance share units may provide for the termination of all or a portion of the restrictions related thereto in the event of the death, disability or retirement of the recipient.

     Change of Control. In the event of a “Change of Control,” as defined in the 1996 Plan, all options outstanding shall be immediately and fully exercisable and all performance share units shall become fully vested.

     Amendments. The Board of Directors or the Compensation Committee, as the case may be, may terminate, suspend or amend the 1996 Plan, provided that such amendment, suspension, or termination may not affect the validity of the then outstanding options or performance share units, and provided further that the Board and the Committee may not, without the approval of stockholders (i) increase the maximum number of shares which may be issued pursuant to the provisions of the 1996 Plan, (ii) change the class of individuals eligible to receive options or performance share units under the 1996 Plan, (iii) materially increase the benefits accruing to participants under the 1996 Plan, or (iv) extend the term of the 1996 Plan.

     Withholding Taxes. The 1996 Plan provides that the Company may deduct from any distribution to an employee an amount equal to all federal, state and local income taxes or other amounts as may be required by law to be withheld with respect to any Award. An employee exercising an NQSO or acquiring shares pursuant to the vesting of performance share units may elect to have a specified percentage of his shares withheld by the Company in order to satisfy tax obligations.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table provides information about the common stock issuable upon the exercise of options and vesting of performance shares that were outstanding as of December 31, 2003 under the Company’s 1996 Stock Incentive Plan.

	Weighted		Number of Shares Remaining
Number of Shares	Average	Number of Shares	Available for Future Issuance
to be Issued Upon Exercise	Exercise	Issuable upon Vesting of	as of December 31, 2003,
of Outstanding Options	Price of Options	Performance Shares	Excluding Outstanding Awards
551,021	$13.01	635,608	191,187

Federal Income Tax Consequences

     The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to individual participants in the 1996 Plan.

     Incentive Stock Options. No regular income tax consequences result from the grant of an ISO or the exercise of an ISO by the employee, provided the employee continues to hold the stock acquired on the exercise of an ISO for the requisite holding periods described below. The employee will be taxed only upon the sale or disposition of the stock acquired under an ISO and the gain recognized at that time will be long-term capital gain. The holding period requirements necessary for ISO treatment are as follows: (i) such shares may not be disposed of within two years from the date the ISO is granted, and (ii) such shares must be held for at least one year from the date the shares are transferred to the employee upon the exercise of the ISO. In addition, to receive ISO treatment, the option holder generally must be an employee of the Company or a subsidiary of the Company from the date the stock option is granted until three months before the date of exercise.

     If an employee disposes of stock acquired upon exercise of an ISO before expiration of the applicable holding periods, the employee will be taxed at ordinary income tax rates on the date of disposition measured by the lesser of: (i) the fair market value of the stock on the date of exercise of the ISO minus the option price or (ii) the amount realized on disposition minus the option price, and the Company will generally receive a corresponding income tax deduction. In the case of a sale where a loss, if sustained, would be recognized, the amount of the optionee’s income, and the amount of the Company’s corresponding expense deduction, will not exceed the difference between the sale price and the adjusted basis of the shares.

     The amount by which the fair market value of shares received upon exercise of an ISO exceeds the option price constitutes an item of tax preference that may be subject to the alternative minimum tax. If an employee is subject to the alternative minimum tax as a result of the exercise of an ISO, for purposes of calculating the gain on a disposition of the stock solely for purposes of the alternative minimum tax, the amount treated as a preference item will be added to his tax basis for the stock. Gain realized by an employee upon the disposition of stock acquired through the exercise of an ISO is taxable in the year of disposition, but such income is not subject to income tax withholding if the requisite holding periods have been satisfied. If either of the holding periods is not satisfied, however, the disposition of the stock may result in taxable income to the employee as additional compensation which is subject to withholding.

     Non-Qualified Stock Options. With regard to NQSOs, the employee will recognize ordinary income at the time of the exercise of the option in an amount equal to the difference between the exercise price and the fair market value of the shares received on the date of exercise. Such income will be subject to withholding. When the employee disposes of shares acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received upon sale is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares. The Company will generally be entitled to an income tax deduction in the amount and at the time that the employee recognizes ordinary income with respect to the exercise of the option.

     Performance Share Units. An employee granted a performance share unit will not recognize income at the time of grant but will recognize ordinary income when the restrictions with respect to the shares of stock expire. The amount of income recognized will be equal to the then fair market value of such shares less any consideration paid by the employee. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the employee at the time the employee recognizes such income, provided the Company complies with applicable withholding requirements. Any dividends with respect to the performance share units which are paid to an employee are treated as additional compensation taxable as ordinary income to the employee and deductible to the Company. The holder of performance share units may elect under Section 83(b) of the Code to be taxed at the time of grant of the performance share units on the market value of the performance share units less any consideration paid by the employee, in which case (i) the Company will generally be entitled to a deduction at the same time, subject to the provisions of the Code, (ii) dividends paid to the employee on such performance share units during the restriction period will be taxable as dividends and not deductible to the Company, and (iii) there will be no further federal income tax consequences when the restrictions lapse.

     Section 162(m) of the Code generally prohibits the Company from deducting compensation of a “covered employee” to the extent the compensation exceeds $1,000,000 per year. For this purpose, “covered employee” means the chief executive officer of the Company and the four other highest compensated officers of the Company. Certain performance-based compensation (including, under certain circumstances, stock option and performance share unit compensation) will not be subject to, and will be disregarded in applying, the $1,000,000 deduction limitation.

Recommendation and Vote

     An affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the 2004 Amendments. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” approval of the 2004 Amendments.

     The Board of Directors recommends that the stockholders vote “FOR” approval of the 2004 Amendments.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to act as the Company’s independent auditors for the current fiscal year, subject to the ratification of such appointment by the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting. If no direction is given to the contrary, all proxies received by the Board of Directors will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

     In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche LLP provided various other services for the Company during the last two years. The aggregate fees billed for the last two years for each of the following categories of services are set forth below:

	2003	2002
Audit Fees	$925,000	$695,000
Audit-Related Fees	115,000	485,000
Tax Fees	175,000	189,000
All Other Fees	224,000	442,000

Total All Fees	$1,439,000	$1,811,000

     Audit Fees. Audit Fees include professional services rendered in connection with the audit of the Company’s consolidated financial statements, audit of the opening balance sheet of an acquiree accounted for as a purchase, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, consultation on accounting matters, and review of documents filed with the Securities and Exchange Commission.

     Audit-Related Fees. Audit-Related Fees include audits of the Company’s employee benefit plans, consultation on a considered acquisition, and consultation on accounting matters or transactions.

     Tax Fees. Tax fees include the preparation of federal and state tax returns, and consultation related to tax planning, tax advice, tax compliance, and acquisitions.

     All Other Fees. The aggregate fees for all other services include actuarial services and evaluation and design of various employee benefit matters including consultation on employee benefit matters related to acquisitions.

     Effective March 2003, the Audit Committee of the Board of Directors implemented pre-approval procedures with respect to the provision of audit and non-audit services as required by regulations adopted by the Securities and Exchange Commission. These pre-approval procedures were not required prior to May 2003, and, accordingly, the services rendered by Deloitte & Touche LLP in 2002 and during the first quarter of 2003 were not subject to pre-approval. Nevertheless, the Audit Committee considered whether the provision of non-audit related services by Deloitte & Touche LLP was compatible with maintaining the independence of Deloitte & Touche LLP. See “Audit Committee Report” above.

     All services rendered by Deloitte & Touche LLP are pre-approved by the Audit Committee in accordance with the Committee’s pre-approval procedures. Under those procedures, the terms and fees of annual audit services, and changes thereto, must be approved by the Audit Committee. The Audit Committee also pre-approves the scope of audit-related, tax and other non-audit services that may be performed by the Company’s independent auditors during the fiscal year, subject to dollar limitations set by the Committee. The foregoing pre-approval procedures are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit. All of the audit and non-audit services furnished subsequent to the Committee’s implementation of its pre-approval procedures in March 2003 were pre-approved by the Audit Committee.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement if they desire to do so.

     The Board of Directors recommends that the stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters which may come before the Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4(c) under the Exchange Act. If any other matters properly come before the meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the persons named in the accompanying proxy intend to vote in accordance with their best judgment on such matters. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of the Company, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of $4,000, plus reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2005 should be addressed to the Company’s Secretary, 2511 Garden Road, Suite 200, Monterey, California 93940, and must be received no later than February 23, 2005. In addition, the Company’s Restated By-laws currently require that for business to be properly brought before an annual meeting by a stockholder, regardless of whether included in the Company’s proxy statement, the stockholder must give written notice of his or her intention to propose such business to the Secretary of the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than forty-five (45) days prior to the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting (which cut-off date will be May 7, 2005 in the case of the Annual Meeting in 2005). Such notice must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The Restated By-laws further provide that the chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting without compliance with the foregoing procedures.

By Order of the Board of Directors,

/s/ Gerald J. Kitchen

Gerald J. Kitchen
Executive Vice President,
General Counsel,
Chief Administrative Officer and Secretary
Monterey, California
June 18, 2004

     The Company will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of the Company’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission (without exhibits). Requests should be made to Mr. Gerald J. Kitchen, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, 2511 Garden Road, Suite 200, Monterey, California 93940.

Appendix A

CENTURY ALUMINUM COMPANY

Audit Committee Charter

March 25, 2003

The Audit Committee Charter has been adopted by the Board of Directors. The Audit Committee shall review and reassess this charter annually.

The membership of the Audit Committee shall consist of three directors, who shall meet the independence and financial literacy requirements for serving on audit committees as set forth in the NASDAQ rules. At least one member of the committee shall be a “financial expert”.

The members of the Audit Committee shall be elected annually, and one of its members shall be elected chairman by the Board.

The Audit Committee performs the function of monitoring the adequacy and effectiveness of the internal and external audit function, internal control systems, financial accounting and reporting, including the quality of the Company’s accounting principles, and adherence to applicable legal, ethical and regulatory requirements. The Committee’s responsibilities include the following:

     Independent Public Accountants:

          Pre-approve audit and non-audit services and related fees.

Review the performance of the independent public accountants. Assess the independence of the auditors.

Recommend to the Board the selection of the independent public accountants for the annual audit.

Meet with the independent public accountants to review the adequacy of the Company’s systems of disclosure controls and internal controls, critical accounting policies and procedures, and the internal audit function.

Review recommendations of the independent public accountants resulting from the annual audit and management’s response.

          Internal Audit, Accounting, and Reporting:

Review with management the adequacy of the Company’s systems of internal control to provide reasonable assurance that assets are safeguarded, prescribed policies and procedures are followed and transactions are properly recorded and reported.

Review the Company’s quarterly and annual financial statements, including the management discussion and analysis of financial condition and results of operations.

Review the internal audit plan and results.

A-1

          Legal, Ethical Conduct and Conflicts of Interest:

Review current or pending litigation involving the Company with the General Counsel which may have a material financial impact on the Company.

Review the Company’s policies and practices related to compliance with the law, ethical conduct and conflicts of interest, including anonymous submissions by employees regarding questionable accounting and auditing matters.

          Other:

Review and approve all related party transactions.

Recommend to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

Issue annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission.

The Audit Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.

The Audit Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

A-2

Appendix B

Century Aluminum Company

1996 STOCK INCENTIVE PLAN
As Amended

     I. PURPOSES AND SCOPE OF PLAN

     Century Aluminum Company (the “Company”) desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company. Directors who are salaried key employees within the meaning of the foregoing are eligible to participate in the 1996 Stock Incentive Plan (the “Plan”). These objectives will be promoted through the granting to such key employees of equity instruments including (i) incentive stock options (“Incentive Options”) which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) options which are not intended to so qualify (“NQSOs”); and (iii) performance share units (“Performance Shares”).

     The awards offered pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.

     The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

     II. AMOUNT OF STOCK SUBJECT TO THE PLAN

     The total number of shares of common stock of the Company reserved and available for distribution pursuant to options and awards granted hereunder shall not exceed, in the aggregate, 3,000,000 shares of the authorized common stock, $0.01 par value, per share, of the Company (the “Shares”), subject to adjustment described below.

     Shares which may be acquired under the Plan may be either authorized but unissued Shares or Shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company. Whenever any outstanding option or award or portion thereof expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or without having fully vested, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option or award may again be the subject of options or awards granted hereunder.

     In the event of any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options, the financial performance goals contained in a Performance Share award, the number of Shares subject to a Performance Share award and any other characteristics or terms of the options and awards as the Board of Directors (as hereinafter defined) or the Committee (as hereinafter defined), as the case may be, shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options and awards, shall be appropriately substituted for new shares or adjusted, as determined by the Board of Directors or the Committee, as the case may be, in its discretion. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code without the consent of the grantee.

     III. ADMINISTRATION

     The Compensation Committee (the “Committee”), or the Board of Directors of the Company (the “Board of Directors”) if there is no Committee, will have sole and exclusive authority to administer the Plan. The Committee shall consist of no fewer than two (2) members of the Board of Directors, each of whom shall be a “non-employee Director” within the meaning of Rule 16b-3 or any successor rule or regulation (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to (i) select employees of the Company and its subsidiaries as recipients of options or awards; (ii) determine the number and type of options or awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options or awards granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option or award granted and any agreements relating thereto; and (vi) otherwise supervise the administration of the Plan.

     The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.

     The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall he paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or award granted hereunder.

     The Company shall indemnify each member of the Board of Directors or the Committee, as the case may be, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder

     IV. ELIGIBILITY

     Options and Performance Share awards may be granted only to certain salaried officers and other salaried key employees of the Company and its subsidiaries who are not members of the Committee; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3. In no event may any eligible person be granted or awarded stock options and Performance Shares covering, in the aggregate, more than 300,000 Shares (subject to adjustment as described in Article II above) in any fiscal year of the Company.

     V. STOCK OPTIONS

     1. General. Options may be granted alone or in addition to other awards granted under the Plan. Any options granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee. Options granted under the Plan may be either Incentive Options or NQSOs. The Board of Directors or the Committee, as the case may be, may grant to any optionee Incentive Options, NQSOs or both types of options.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Board of Directors or the Committee, as the case may be, deems appropriate. Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.

     2. Exercise Price and Payment. The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than one hundred percent (100%) of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a “10% Shareholder”)).

     Except with respect to options (“Effective Date Options”) granted effective upon the consummation of the IPO (as hereinafter defined), if the Shares are listed on a national securities exchange in the United States on the date any option is granted, the fair market value per Share shall be deemed to be the average of the high and low sale price on such national securities exchange in the United States on the date upon which the option is granted, but if the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange but are listed on the NASDAQ National Market (“NASDAQ”), the fair market value per share shall be deemed to be the average of the high and low sale prices on the date upon which the option is granted as reported by NASDAQ or, if the Shares are not traded on such date or NASDAQ is not open for business on such date, the fair market value per Share shall be the average of the high and low sale price determined as of the closest preceding date on which NASDAQ shall have reported the Shares. With respect to Effective Date Options, the fair market value per Share shall be equal to the public offering price of the Shares, as such price is set forth on the cover of the final prospectus related to the initial public offering of Shares (the “IPO”).

     For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.

     3. Term of Options and Limitations on the Right of Exercise. The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than ten (10) years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder). Each option shall become exercisable in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. Stock options may provide for acceleration of exercisability in the event of the death, disability or retirement of the optionee.

     The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.

     To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

     4. Exercise of Options. Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, accompanied by payment therefor made to the Company for the full purchase price of such Shares. The date of actual receipt by the Company of such notice shall be deemed the date of exercise of the option with respect to the Shares being purchased.

     Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law, exercise an option in whole or in part, by delivering to the Company unrestricted Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the option being exercised. The fair market value of the Shares so delivered shall be determined as of the date immediately preceding the date on which the option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. For purposes of this paragraph, the provisions of Article V, Paragraph 2 hereof relating to the fair market value of Shares shall apply in all respects.

     Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.

     5. Nontransferability of Options. An Incentive Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Incentive Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except as otherwise provided in the applicable option agreement, a NQSO granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any NQSO granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any manner so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.

     6. Termination of Employment. Except as set forth in Article VII, upon termination of employment of any option holder, any option previously granted to such option holder, unless otherwise specified by the Board of Directors or the Committee, as the case may be, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

     (a) if the option holder shall die while in the employ of the Company or any subsidiary of the Company, and at a time when such employee was entitled to exercise an option as herein provided, his estate or the legatees or distributees of his estate or of the option, as the case may be, of such option holder, may, within three (3) years following the date of death, but not beyond that time and in no event later than the expiration date of the option, exercise such option, to the extent not theretofore exercised, in respect of any or all of such number of Shares which the option holder was entitled to purchase; and

     (b) if the employment of any option holder to whom such option shall have been granted shall terminate by reason of the option holder’s retirement on or after he reaches the age of 60 years in such manner as would entitle him to receive full Social Security benefits if he were then 65 years of age, or disability (as described in Section 22(e)(3) of the Code), and while such employee is entitled to exercise such option as herein provided, such option holder shall have the right to purchase under the option the number of Shares, if any, which he was entitled to purchase at the time of such termination, at any time up to and including three (3) years after the date of such termination of employment, but not beyond that time and in no event shall an option be exercised later than the expiration date of the option.

     In no event shall any person be entitled to exercise any option after the expiration of the period of exercisability of such option as specified therein.

     Except as otherwise determined by the Board of Directors or the Committee, as the case may be, and other than as set forth above, if an option holder voluntarily terminates his or her employment, or is discharged, any option granted hereunder shall be canceled and the option holder shall have no further rights to exercise any such option and all of the option holder’s rights thereunder shall terminate as of the effective date of such termination of employment.

     If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.

     For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code.

     A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary of the Company or (ii) the transfer of an employee from employment by a subsidiary of the Company to employment by the Company or by another subsidiary of the Company.

     7. Maximum Allotment of Incentive Options. If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.

     VI. PERFORMANCE SHARE AWARDS

     1. General. Performance Share awards may be granted alone or in addition to any other awards granted under the Plan. The provisions of Performance Share awards need not be the same with respect to each recipient. Performance Share awards granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve. Each grant of a Performance Share award shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and) accepted by the recipient. Such agreement shall describe the Performance Share award and state that such award is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve. Each Performance Share awarded under the Plan shall entitle the grantee to receive one Share upon vesting of such Performance Share.

     2. Restrictions. Each Performance Share award shall vest upon (A) the passage of time and/or (B) the attainment by the Company of specified financial performance objectives. Company financial performance objectives may be expressed in terms of (i) earnings per Share, (ii) pre-tax profits (either on the Company or business unit level), (iii) net earnings or net worth, (iv) return on equity or assets, (v) any combination of the foregoing, or (vi) any other standard or standards deemed appropriate by the Board of Directors or the Committee, as the case may be, at the time the award is granted. Such time periods (the “Performance Period”) and financial performance goals shall be set by the Board of Directors or the Committee, as the case may be, in its sole discretion.

     Performance Share awards shall become vested in a recipient upon the lapse of the Performance Period, if any, and/or the attainment of the associated financial performance goals set forth in the agreement between the recipient and the Company. Performance Share awards shall vest in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the granting of the Performance Share awards. The agreement evidencing the Performance Share awards may provide for acceleration of vesting in the event of the death, disability or retirement of the recipient

     3. Stock Certificate. No stock certificates shall be issued to the recipient with respect to Performance Share awards until such time as the Performance Share awards vest.

     4. Treatment of Dividends. If any ordinary cash dividends are declared or paid on Shares, the record date of which is prior to the forfeiture or the vesting of Performance Share awards, the holder of the Performance Share awards shall be entitled to receive an amount equal to the amount of the per Share dividend declared for each Performance Share. Such dividends shall be paid to such recipients at the same time and in the same manner as dividends are paid to stockholders of the Company.

     5. Nontransferability. Subject to the provisions of this Plan and the applicable agreement, during the period when the Performance Shares have not vested, the recipient shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Performance Shares awarded under the Plan.

     6. Shareholder Rights. The recipient shall have no rights with respect to the Performance Shares or any Shares related thereto until they have vested, including no right to vote the Performance Shares or such Shares, other than the right to receive dividends as set forth in the Plan.

     7. Termination of Employment. Subject to the provisions of Paragraph 2 above, all unvested Performance Shares shall be forfeited upon termination of employment.

     VII. CHANGE OF CONTROL

     Notwithstanding anything to the contrary contained herein, upon a Change of Control (as defined below) of the Company, (i) all options shall immediately vest and become exercisable in full during the remaining term thereof, and shall remain so, whether or not the option holder to whom such options have been granted remains an employee of the Company or its subsidiaries, and (ii) the restrictions applicable to any or all Performance Share awards shall lapse and such awards shall be fully vested.

     A “Change of Control” shall be deemed to have taken place upon the occurrence of any of the following events:

     (i) any person (which shall mean and include an individual, corporation, partnership, group, association or other “person”, as such term is used in Sections 13 and 14 of the Exchange Act) which theretofore beneficially owned less than 20% of the Shares then outstanding, acquires Shares in a transaction or series of transactions, not previously approved by the Board of Directors, that results in such person directly or indirectly owning at least 20% of the Shares then outstanding; or

     (ii) the election or appointment, within a twelve (12) month period, of persons to the Board who were not directors at the beginning of such twelve (12) month period, whose election or appointment was not approved by a majority of those persons who were Board members at the beginning of such period, and which newly elected or appointed Board members shall constitute a majority of the Board.

     Notwithstanding anything herein to the contrary, no Change of Control (only with respect to the particular option holder or award grantee referred to therein in the case of (A)) shall be deemed to have occurred by virtue of any event which results from the acquisition, directly or indirectly, of 20% or more of the outstanding Shares by (A) the option holder or Performance Share recipient or a person including the option holder or Performance Share recipient, (B) the Company, (C) a subsidiary of the Company, or (D) any savings, pension or other employee benefit plan of the Company or of a subsidiary, or any entity holding securities of the Company recognized, appointed, or established by the Company or by a subsidiary for or pursuant to the terms of such plan.

     VIII. PURCHASE FOR INVESTMENT

     Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder’s own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

     IX. ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

     The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

     The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or grant of Performance Share awards, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states).

     All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

     X. WITHHOLDING TAXES

     An employee exercising an NQSO or acquiring Shares pursuant to the vesting of Performance Shares may elect to have a specified percentage of his shares withheld by the Company in order to satisfy tax obligations. Any such election shall be made pursuant to a written notice signed by the employee. The Company may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or acquiring Shares pursuant to Performance Share awards to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article X or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.

     With respect to withholding required hereunder, an optionee or holder of a Performance Share award may elect, subject to the approval of the Board of Directors or the Committee, as the case may be, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value (as determined under the provisions of Article V, Paragraph 2) on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the optionee or holder, and shall be subject to any restrictions or limitations that the Board of Directors or the Committee, as the case may be, in its sole discretion, deems appropriate.

     If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

     XI. DEFERRAL

     The Board of Directors or the Committee, as the case may be, may permit an optionee or holder of Performance Share awards to defer such individual’s receipt of Shares that would otherwise be due to such optionee or holder by virtue of the exercise of an option or the lapse of restrictions with respect to Performance Share awards. If any such deferral election is required or permitted, the Board of Directors or the Committee, as the case may be, shall, in its sole discretion, establish rules and procedures for such deferrals.

     XII. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

     XIII. AMENDMENT OF THE PLAN

     The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will (i) increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article II, (ii) modify the provisions of the Plan relating to eligibility, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) extend the maximum period of the Plan. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code and to comply with Rule 16b-3. The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option or the award.

     XIV. TERMINATION OR SUSPENSION OF THE PLAN

     The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate as provided in Article XVII. An option or award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option or award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

     XV. GOVERNING LAW

     The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

     XVI. PARTIAL INVALIDITY

     The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

     XVII. EFFECTIVE DATE, DURATION OF THE PLAN

     The Plan shall become effective as of February 28, 1996, subject to approval by the Company’s stockholders, and shall remain in effect, subject to the provisions of Article XIV, until all Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions. However, in no event may any options or Performance Share awards be granted under the Plan on or after February 28, 2011.

Annual Meeting Proxy Card

A Election of Class II Directors for term to expire in 2007

1.	The Board of Directors recommends a vote FOR the listed nominees.
		For	Withheld
	01 — John C. Fontaine	☐	☐
	02 — John P. O’Brien	☐	☐

B Other Proposals

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Proposal to amend the Company’s 1996 Stock Incentive Plan: (i) to extend the duration of the plan by five (5) years through February 28, 2011, and (ii) to increase the common stock reserved and available for issuance thereunder by 1,000,000 shares.	☐	☐	☐

		For	Against	Abstain
3.	Proposal to ratify the appointment of Deloitte & Touche LLP as auditors for fiscal year 2004.	☐	☐	☐

4.	By signing below, the undersigned authorizes the proxies to vote, in their discretion, upon such other matters as may properly come before the meeting.

Please mark this box with an X if you plan to attend the annual meeting.	☐

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporation officer, give full title. If more than one trustee, all should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		☐ ☐/☐☐/☐☐☐☐
	1 UPX HHH PPPP	0036692

Proxy — Century Aluminum Company

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting on July 16, 2004

The undersigned appoints Gerald J. Kitchen and Peter C. McGuire the proxies (each with power to act alone and with power of substitution) of the undersigned to vote at the Annual Meeting of Stockholders of Century Aluminum Company to be held at the executive offices of the Company, Monterey, CA at 9:00 a.m., local time, on Friday, July 16, 2004, and at any adjournment, all shares of stock which the undersigned is entitled to vote thereat upon all matters properly brought before the meeting.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)